QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-187242, No. 333-206135, No. 333-219304) and Form S-8 (No. 333-141903, No. 333-152824, No. 333-173862, No. 333-181117, No. 333-187243, No. 333-194477, No. 333-202680, No. 333-206128, No. 333-212615) of Madrigal Pharmaceuticals, Inc. of our report dated March 13, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 13, 2018

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM